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                                                                      EXHIBIT (12)



COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES                First Interstate Bancorp
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                                                                        Six Months Ended
(dollar amounts in millions)                                             June 30, 1995
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
A.  First Interstate Bancorp and Subsidiaries (Consolidated):

  Earnings:
       1.Income before income taxes                                          $  710
       2.Plus interest expense (a)                                              620
                                                                             ------
       3.Earnings including interest on deposits                              1,330
       4.Less interest on deposits                                              470
                                                                             ------
       5.Earnings excluding interest on deposits                             $  860
                                                                             ======

  Fixed Charges:
       6.Including interest on deposits (Line 2)                             $  620
       7.Less interest on deposits (Line 4)                                     470
                                                                             ------
       8.Excluding interest on deposits                                      $  150
                                                                             ======

  Ratio of Earnings to Fixed Charges:
         Including interest on deposits
             (Line 3 divided by Line 6)                                        2.15
                                                                             ======

         Excluding interest on deposits
             (Line 5 divided by Line 8)                                        5.73
                                                                             ======

B.  First Interstate Bancorp (Parent Corporation):

  Earnings:
       9.Income before income taxes and equity in
           undistributed income of subsidiaries                              $  183
      10. Plus interest expense (a)                                              57
                                                                             ------
      11. Earnings including interest expense                                $  240
                                                                             ======

  Fixed Charges:
      12. Interest expense (Line 10)                                        $    57
                                                                            =======

  Ratio of Earnings to Fixed Charges:
             (Line 11 divided by Line 12)                                      4.20
                                                                            =======

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  (a)  Includes amounts representing the estimated
        interest component of net rental payments.

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